Agreement

This Agreement made and entered into as of the last date signed as written in the signature blocks below (hereinafter referred to as the "Effective Date") by and between, Crown Electrokinetics Corp., a corporation of Delaware, having its principal place of business at 1110 NE Circle Blvd., Corvallis, OR 97330 USA (hereinafter referred to as the "COMPANY"), and AGC Inc. (formerly known as Asahi Glass Co., Ltd.), a corporation of Japan, having its principal place of business at 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8405, Japan including AGC Business Development Americas, a division of AGC Flat Glass North America, Inc. (collectively hereinafter referred to as "AGC"), each a "Party" and collectively, the "Parties",

WITNESSETH:

WHEARAS, AGC and COMPANY entered into an "Agreement" dated November 15, 2017, which was amended by "Amendment to Agreement" dated July 2, 2018 (hereinafter referred to collectively as the "Former Agreement"), for the purpose of AGC and COMPANY to evaluate, measure, and engage in discussions concerning optical properties and durability of COMPANY's electrokinetic film samples for laminated glass for automotive and train,

WHEREAS, AGC and COMPANY wish to terminate the Former Agreement and further evaluate, measure, and engage in discussions with the other concerning improvements in appearance, optical properties, and durability of COMPANY's electrokinetic film samples (hereinafter referred to as the "Samples") for the Field (hereinafter referred to as the "Purpose of this Agreement"),

WHEREAS, in connection with the Purpose of this Agreement, AGC and COMPANY envisage that certain disclosures of their confidential information relating to their respective technologies and businesses will become necessary, and

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, AGC and COMPANY hereby covenant and agree as follows:

DEFINITIONS

A "Disclosing Party" is the Party whose Confidential Information is subject to the confidentiality obligations of this Agreement.

A "Receiving Party" is the Party undertaking the obligations to preserve the confidentiality of the Disclosing Party's Confidential Information under this Agreement.

"Background IP" means all of the Intellectual Property, including all information, know-how, and knowledge (whether patented or not) owned, possessed, or controlled by a Party at the Effective Date, and that a Party may obtain or develop independently of the activities under this Agreement and the Former Agreement.

"Field" shall mean laminated glass for automotive and train, including without limitation, side and overhead windows, sunroofs, moonroofs, windshields, rear windows, and mirrors of any kind, whether associated with automobiles or trains.

"Intellectual Property" or "IP" means intellectual property rights or similar proprietary ownership rights or interests in any jurisdiction including, but not limited to: trademarks, patents, ideas, inventions, invention disclosures or reports, discoveries or

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improvements (whether patented or patentable or not), trade secrets or know-how, copyrights, and any goodwill associated with the foregoing.

"Invention" means any development, idea, invention, article, method, manufacturing processes process, technique, discovery or improvement (whether patentable or not) that is conceived or reduced to practice in the course of activities under this Agreement and the Former Agreement.

TERMS

1. Notwithstanding Section 19 of the Former Agreement, the Parties agree to terminate the Former Agreement as of the Effective Date. The confidentiality obligations of the Parties under the Former Agreement are subsumed herein pursuant to Sections 12 though 17.

2. AGC shall pay to COMPANY one hundred thousand US dollars (USD 100,000) within sixty (60) days from the Effective Date. The payment will be made by wire transfer.

3. COMPANY shall provide five (5) pieces of Samples to AGC by May 15, 2019, the specifications of the Samples are defined in Attachment A and their active areas shall be at least four (4) inches by four (4) inches (such Samples referred to herein as the "Phase I Samples").

4. AGC shall evaluate the appearance of and measure optical properties of the Phase I Samples within sixty (60) days from the date AGC receives Phase I Samples provided by COMPANY (completion date of such evaluation herein referred to as the "Phase I Completion Date").

5. AGC shall have fifteen (15) days from the Phase I Completion Date to determine whether or not to proceed with measuring the durability of Samples. If AGC agrees to measure the durability of Samples, COMPANY shall provide fifteen (15) pieces of Samples (herein referred to as the "Phase II Samples") to AGC within six (6) months from the date AGC agrees to measure the durability of Samples (such date herein referred to as the "Effective Date of Phase II"). Active areas of Phase II Samples shall be at least four (4) inches by four (4) inches and the specifications of the Phase II Samples shall be discussed and mutually agreed by AGC and COMPANY.

6. AGC shall pay to COMPANY one hundred fifty thousand US dollars (USD 150,000) within sixty (60) days from the Effective Date of Phase II. The payment will be made by wire transfer.

7. AGC shall measure the durability of the Phase II Samples within six (6) months from the date AGC receives the Phase II Samples provided by COMPANY (completion date of such measurement herein referred to as "Phase II Completion Date").

8. AGC shall provide results of the Purpose of this Agreement to COMPANY within ten (10) days of the completion of each of the respective measurements and tests of Phase II Samples and Phase II Samples. Furthermore, AGC shall determine whether or not to proceed to the next step within thirty (30) days from the Phase II Completion Date.

9. During the Term (hereinafter defined), COMPANY shall update AGC monthly on COMPANY's status with respect to the Purpose of this Agreement by providing reports to and/or teleconferences with AGC.

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10. During the Term, COMPANY shall accept AGC's reasonable visits to COMPANY's facilities at mutually agreeable dates and times.

11. During the Term, COMPANY shall allow Samples to be used and investigated by AGC, but solely within the Field, shall not provide Samples to other glass manufacturing companies for use or investigation within the Field, and COMPANY agrees that it will provide notice to AGC regarding the delivery or intended delivery of samples to other glass manufacturers for inspection outside the Field of use so long as the notification to AGC does not violate an agreement or understanding between COMPANY and that third party glass manufacturer.

CONFIDENTIAL INFORMATION

12. Confidential Information shall mean the fact the Parties hereto are working together towards the Purpose of this Agreement, the nature and existence of this Agreement, the "Confidential Information" under the Former Agreement, and any information which is related to the Purpose of this Agreement and:
   (a) is disclosed by the Disclosing Party to the Receiving Party in writing (including receipt confirmed facsimiles, e-mails, and electronic files and memory-disks) marked "Confidential", "Proprietary", or with similar notation, or
   (b) is initially disclosed by the Disclosing Party to the Receiving Party orally, visually, or in other intangible form, being identified as confidential at the time of disclosure, and which is followed by a written summary thereof marked "Confidential", "Proprietary", or with similar notation that is provided to the Receiving Party within thirty (30) days from the date of the initial disclosure.

   For the avoidance of doubt, Confidential Information includes the Samples and further includes the Receiving Party's notes, summaries, etc., to the extent they contain the Disclosing Party's Confidential Information.

13. Notwithstanding Section 12, Confidential Information shall not include any information which the Receiving Party can establish:
   (a) is generally available to the public as of the Effective Date of this Agreement or becomes generally available to the public through no fault of the Receiving Party or misappropriation of the Disclosing Party's Confidential Information,
   (b) is in the possession of the Receiving Party prior to the time of receipt under this Agreement without any obligation of confidentiality,
   (a) is rightfully received by the Receiving Party from a third party not in breach of its confidentiality obligations, or
   (b) is developed by the Receiving Party without use or reference to and independently of the Confidential Information.

14. The Receiving Party:
   (a) shall hold Confidential Information in confidence, and not, directly or indirectly, disclose, divulge, or leak Confidential Information to anyone except in accordance with (b) and (c) below,
   (b) may disclose Confidential Information to its employees, directors, or officers that are directly engaged in and essential for the Purpose of this Agreement, provided, however, that the Receiving Party shall be responsible for their compliance with the Receiving Party's obligations set forth in this Agreement,
   (c) may disclose Confidential Information if and only to the extent that such Confidential Information is required to be disclosed by law or by legal order of the diet, government, or court, provided that the Receiving Party shall advise

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the Disclosing Party as far in advance of such a disclosure as practicable and, if not practicable, immediately notify the Disclosing Party of said disclosure and exert all reasonable efforts to obtain a protective order as if it were its own confidential information, and

(d) shall not make copies of Confidential Information except to the extent essential for the Purpose of this Agreement, and when it makes copies in accordance with the foregoing, reproduce the markings identifying the confidentiality of the original onto the copy.

15. AGC shall not sell, give, lend, or lease the Samples to any third party. Furthermore, AGC shall allow the Samples to be used only by AGC's employees, directors, or officers that are directly engaged in and essential for the Purpose of this Agreement and shall be responsible for their compliance with the Receiving Party's obligations set forth in this Agreement.

Notwithstanding anything to the contrary, AGC may disclose and pass over Confidential Information and Samples to its Subsidiaries (hereinafter defined), provided AGC binds the Subsidiaries to obligations of confidentiality at least as restrictive as those set forth in this Agreement. AGC warrants compliance of its Subsidiaries with obligations of confidentiality at least as restrictive as those set forth in this Agreement. "Subsidiary" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with a party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

16. Upon the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party, all originals and all copies of Confidential Information in tangible form and shall warrant the destruction of any and all copies of Confidential Information in intangible form.

17. All Confidential Information supplied hereunder, and all intellectual property rights therein, shall remain the sole property of the Disclosing Party. Nothing herein shall be construed as: (i) granting a right or license, express or implied, to the Receiving Party under the Disclosing Party's intellectual property rights, (ii) granting or implying any indemnification, for damages of any kind, sustained by the Receiving Party or any third party; (iii) granting a warranty of any kind to the Receiving Party; (iv) a commitment by a party to enter into any other agreement with the other party; or (v) creating an obligation to disclose confidential information. EACH DISCLOSING PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD-PARTY RIGHTS WITH RESPECT TO CONFIDENTIAL INFORMATION OR SAMPLES.

INVENTIONS

18. Subject to COMPANY'S obligations in Section 11, each Party shall own its respective Background IP and is free to use and exploit it in any field for any purpose.

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19. All right, title, and interest in and to development, idea, invention, article, method, manufacturing processes process, technique, discovery or improvement (whether patentable or not) made solely by a Party without use or reference to the other Party's Confidential Information shall be owned exclusively (with respect to the other Party) by the Party.

20. The Receiving Party shall notify the Disclosing Party in writing in the event of any Invention made or conceived through the use of or with reference to the Disclosing Party's Confidential Information, and such Invention and the Intellectual Property (including the right to apply for patents thereon) shall be owned as follows:
   (a) Invention and Intellectual Property solely related to electrokinetic films and/or methods for producing such electrokinetic films, whether within the Field or otherwise, shall be owned by the COMPANY (b) Invention and Intellectual Property solely related to the laminated glass for automotive and train with the electrokinetic film and method for producing such laminated glass shall be owned by COMPANY.
   (c) Invention and Intellectual Property that fall outside the scope described (a) and (b) above shall be separately discussed and ownership determined between the Parties.

21. The exchange or delivery of any Confidential Information between the Parties under this Agreement does not grant or convey any rights or licenses therein or in any Inventions or IP except as necessary to fulfill the Purpose of this Agreement. Any desired commercialization of any Invention, IP, or Confidential Information of a Party by the other Party shall be the subject of a separately negotiated agreement, which shall provide the terms and conditions, including any royalty payments, of such commercialization.

MISCELLANEOUS

22. This Agreement shall become the Effective Date and, unless i) COMPANY, in its sole discretion, elects to earlier terminate this Agreement in the event AGC fails to a) provide notice of its decision to proceed with measuring the durability of Samples under Section 7 within fifteen (15) days from the Phase I Completion Date; or b) provide notice of its decision to proceed to the next steps within thirty (30) days from the Phase II Completion Date, or ii) both parties mutually agree in writing to terminate this Agreement, shall remain in full force and effect for two (2) years from the Effective Date. Any notice to be given under Sections 22 and 23 of this Agreement must be in writing and delivered to the other Party at the address set forth in the preamble of this Agreement, or subsequently updated address, by hand or overnight courier. Nothing in this Agreement shall be deemed to create, imply, or evidence a partnership or joint venture between the Parties or any relationship of principal and agent of or for the other. Neither Party has the authority to make any representation or commitment, or to incur any liability, on behalf of the other Party.

23. Either Party may terminate this Agreement with immediate effect by giving notice to the other Party if: (a) the other Party is in breach of any provision of this Agreement and (if it is capable of remedy) the breach has not been remedied within 30 days after receipt of written notice specifying the breach and requiring its remedy; or (b) the other Party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of the other Party's assets, or if the other Party makes any arrangement with its creditors.

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24. Any expiration or termination of this Agreement shall not release either party hereto from its obligations under Sections 14, 15, 16, 17, and 20 of this Agreement for a period of two (2) years from the date of expiration or termination of this Agreement. The provisions of Sections 18, 21, 25, 26 and 27 and ownership determined under Sections 19 and 20 shall survive any expiration or termination of this Agreement. Any waiver or failure or delay to enforce any right under this Agreement shall not affect a Party's ability to enforce an obligation of the other Party unless expressly stated otherwise in writing.

25. Any assignment of this Agreement by a Receiving Party (whether express, by operation of law or as a result of a change in control) requires the prior written consent of the Disclosing Party.

26. In the event of any dispute relating to, in connection with, or arising out of this Agreement, the Parties shall first attempt to settle any dispute arising out of or in connection with this Agreement by amicable consultation between the Parties, including a management representative of each Party who is empowered to settle the dispute in question. Either Party may notify the other Party about any dispute and its intention to settle it under this Agreement.

In the event of any dispute which is not settled amicably, shall be settled by arbitration under the Commercial Arbitration Rules of the Singapore International Arbitration Centre by one or three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Singapore, and the arbitration shall be held in the English language. The results of such arbitration shall be final and binding upon the parties. The Parties hereto agree that any violation or threat of violation of the confidentiality requirements of this Agreement will result in irrevocable harm to the Disclosing Party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, including but not limited to the recovery of damages for breach of this Agreement, the Disclosing Party shall be entitled to injunctions, to prevent any unauthorized use or disclosure of its Confidential Information, and to such other and further equitable relief as a court may deem proper under the circumstances.

27. This Agreement shall be governed by and construed in accordance with the laws of Singapore without reference to its rules or principles on the conflict of laws that would require the application of laws of any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first set forth above.

AGC	COMPANY
By:	By:
Name: Hiroki Kamiya	Name: James Douvikas
Title: GM Planning Division Technology General Division	Title: Chief Business Development Officer
Date: 2/1/2019	Date: 2/1/2019

Attachment A

items	value	
color	a*Range: 0 to 3, b* Range: 0 to 8 (D65 Std.)	
size	4 inch (active area)	
applied Voltage	DC +/- <40v	
transmittance (Tv)	≤3%	~60%
switch Speed@-15C	<30 sec @-15C	<20 sec @-15C
switch Speed@20C	<3 sec	<2 sec
switch Speed@80C	<2 sec	<1.5 sec
haze	<15%	<5%
cycle Test	$>10^6$	
Defect	The size should be less than 3x3 mm and no defect at the center of 3x3 inches area.	
Uniformity	More than 2x2 inches uniform area is needed at the center of 3x3 inches area.	

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